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                                                                   EXHIBIT 4.6

                          GUILFORD PHARMACEUTICALS INC.

              1998 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN
                          (AS AMENDED AUGUST 17, 1999)


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                          GUILFORD PHARMACEUTICALS INC.

              1998 EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLAN
                          (AS AMENDED AUGUST 17, 1999)

                  Guilford Pharmaceuticals Inc., sets forth herein the terms of this 1998 Employee Share Option and Restricted Share Plan as follows:

                  1.  PURPOSE

                  The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 5 below) with incentives to improve business results, by providing an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company, and will encourage such eligible individuals to continue to serve the Company. To this end, the Plan provides for the grant of share options and restricted shares all as set out herein.

                  2.  DEFINITIONS

                  For purposes of interpreting the Plan and related documents (including Share Option Agreements and Restricted Share Agreements), the following definitions shall apply:

                      2.1. "Affiliate" means any company or other trade or business that is controlled by or under common control with the Company (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder).

                      2.2. "Agreement" means a written agreement between the Company and the recipient individual that sets out the terms and conditions of the grant of an Incentive Award.

                      2.3. "Board" means the Board of Directors of the Company.

                      2.4. "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

                      2.5. "Committee" means the stock option committee appointed by the Board pursuant to Section 3.2 of the Plan.

                      2.6.     "Company" means Guilford Pharmaceuticals Inc.

                      2.7. "Effective Date" means the date of adoption of the Plan by the Board.

                      2.8. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

                      2.9. "Exercise Price" means the Option Price multiplied by the number of Shares purchased pursuant to the exercise of an Option.

                      2.10. "Expiration Date" means the date fixed for termination of the option at the time it is granted, or, if earlier, the termination of the option pursuant to Section 18.3.

                      2.11. "Fair Market Value" means the value of each Share subject to the Plan determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the Shares shall be the closing price of the Shares on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or such


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other determination date (or if there is no such reported closing price, the
Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

                      2.12. "Grant Date" means the later of (i) the date as of which the Board approves the grant and (ii) the date as of which the Optionee and the Company or Subsidiary enter the relationship resulting in the Optionee being eligible for grants.

                      2.13. "Holder" means a person who holds Restricted Shares under the Plan.

                      2.14. "Incentive Award" means an award of an Option or Restricted Shares under the Plan.

                      2.15. "Option" means an option to purchase one or more Shares pursuant to the Plan.

                      2.16. "Optionee" means a person who holds an Option under the Plan.

                      2.17. "Option Period" means the period during which Options may be exercised as defined in Section 11.

                      2.18. "Option Price" means the purchase price for each Share subject to an Option.

                      2.19. "Plan" means the Guilford Pharmaceuticals Inc. 1998 Employee Share Option and Restricted Share Plan.

                      2.20. "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.

                      2.21. "Restricted Share Agreement" means the written agreement evidencing the grant of Restricted Shares hereunder.

                      2.22. "Restricted Share Award" means an award of the right to purchase restricted Shares granted pursuant to Section 12 of this Plan.

                      2.23. "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

                      2.24. "Shares" mean share of common stock, par value $.01 per Share, of the Company.

                      2.25. "Share Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

                      2.26. "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 425(f) of the Code.

                  3.  ADMINISTRATION

                      3.1.     BOARD.

                      The Plan shall be administered by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option or Restricted Share Award granted or Share Option or Restricted Share Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Share Option

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Agreement entered into hereunder. The interpretation and construction by the
Board of any provision of the Plan or of any Option granted or Share Option Agreement entered into hereunder shall be final and conclusive.

                           3.2.     COMMITTEE

                           The Board may from time to time appoint the
Committee, and the Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 3.1 hereof, as the Board shall determine, consistent with the Amended and Restated Certificate of Incorporation, as amended and Bylaws of the Company and applicable law. In the event that the Plan or any Option or Restricted Share Award granted or Share Option or Restricted Share Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

                           3.3.     NO LIABILITY

                           No member of the Board or of the Committee shall be
liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option or Restricted Share Award granted or Share Option or Restricted Share Agreement entered into hereunder.

                  4.       SHARES

                  The Shares that may be issued pursuant to Incentive Awards may be treasury Shares or authorized but unissued Shares. The number of Shares that may be issued pursuant to Incentive Awards under the Plan shall not exceed, in the aggregate, 1,100,000 Shares. No more than 50,000 Shares may be issued pursuant to Restricted Share Awards under the Plan. If any Incentive Award expires, terminates, or is terminated or canceled for any reason prior to exercise or vesting in full, the Shares that were subject to the unexercised, forfeited, or terminated portion of such Incentive Award shall be available immediately for future grants of Incentive Awards under the Plan.

                  5.       ELIGIBILITY

                           5.1.     DESIGNATED RECIPIENTS

                           Subject to the next sentence, Incentive Awards may
be granted under the Plan to (i) any full-time employee of the Company or any Subsidiary (including any such individual who is an officer or director of the Company or any Subsidiary or Affiliate) as the Board shall determine and designate from time to time or (ii) any other individual whose participation in the Plan is determined by the Board to be in the best interests of the Company and is so designated by the Board (such determination to be deemed to be made with respect to any recipient by virtue of the grant of an Incentive Award to such an individual).

                           5.2.     SUCCESSIVE GRANTS

                           An individual may hold more than one Incentive
Award, subject to such restrictions as are provided herein.

                  6.       EFFECTIVE DATE AND TERM OF THE PLAN

                           6.1.     EFFECTIVE DATE

                           The Plan shall be effective as of February 17, 1998,
the date of adoption by the Board.

                           6.2.     TERM

                           The Plan has no termination date.


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                  7.       GRANT OF OPTIONS

                           Subject to the terms and conditions of the Plan, the
Board may, at any time and from time to time, grant to such eligible individuals as the Board may determine, Options to purchase such number of Shares on such terms and conditions as the Board may determine. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

                  8.       PARACHUTE LIMITATIONS

                  Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual", as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by him or her without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

                  9.       SHARE OPTION AGREEMENTS

                  All Options granted pursuant to the Plan shall be evidenced by Share Option Agreements, to be executed by the Company and by the Optionee, in such form or forms as the Board shall from time to time determine. Share Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

                  10.      OPTION PRICE

                  The Option Price shall be fixed by the Board and stated in each Share Option Agreement. The Option Price shall not be less than the Fair Market Value of the Shares.

                  11.      TERM AND EXERCISE OF OPTIONS

                           11.1.    TERM

                           Each Option granted under the Plan shall terminate
and all rights to purchase shares thereunder shall cease at such time as may be fixed by the Board and stated in the Share Option Agreement relating to such Option.
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                           11.2.    OPTION PERIOD AND LIMITATIONS ON EXERCISE

                           Each Option granted under the Plan shall be
exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the Grant Date and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Share Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Share Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

                           11.2A.   RETIREMENT

                           If the Optionee retires from the Company or a
Subsidiary following the attainment of age 62 and (i) the Optionee has completed at least five years but fewer than ten years of service with the Company or a Subsidiary, the Optionee shall have the right (subject to the limitations on exercise set forth in Section 3.7 below) to exercise all or any part of the Option, to the extent the Option was vested upon the Optionee's retirement, for a period equal to the shorter of (a) five (5) years following the Optionee's retirement or (b) the remaining term of the Option, or (ii) the Optionee has completed as least ten years of service with the Company or a Subsidiary, the Optionee shall have the right (subject to the limitations on exercise set forth in Section 3.7 below) to exercise all or any part of the Option, to the extent the Option was vested upon the Optionee's retirement, for the remaining term of the Option.

                           11.3.    TERMINATION OF EMPLOYMENT

                           Upon the termination of the employment of an
Optionee with the Company, a Subsidiary or an Affiliate, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase Shares pursuant to such Option; provided further, that the Board may provide, by inclusion of appropriate language in any Share Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.2 above), in the event of termination of employment of the Optionee with the Company, a Subsidiary or an Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.2 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 11.2. above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan, shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Company, a Subsidiary or an Affiliate shall not be deemed to occur if the Optionee is immediately thereafter employed with the Company, any other Subsidiary or any other Affiliate.

                           11.4.    RIGHTS IN THE EVENT OF DEATH

                           If an Optionee dies while employed by the Company,
a Subsidiary or an Affiliate, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.2 above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Share Option Agreement that, in the event of the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.2 above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 11.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.2 above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement.


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                           11.5.    RIGHTS IN THE EVENT OF DISABILITY

                           If an Optionee terminates employment with the
Company, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.2 above), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 11.1 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Board may provide, by inclusion of appropriate language in any Share Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.2 above), in the event of the termination of employment of the Optionee with the Company, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.2 above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Share Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

                           11.6.    LIMITATIONS ON EXERCISE OF OPTION

                           Notwithstanding the foregoing Sections, in no event
may the Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 18.3 below which results in termination of the Option. In no event may the Option be exercised for a fractional Share.

                           11.7.    METHOD OF EXERCISE

                           An Option that is exercisable hereunder may be
exercised by the Optionee's delivery to the Company of written notice of the exercise and the number of Shares for which the Option is being exercised. Such delivery shall occur on any business day, at the Company's principal office, addressed to the attention of the Board. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Option Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of Shares (so long as any Shares so tendered that were originally acquired by the Optionee from the Company have been held by the Optionee for at least six (6) months prior to such tender), which Shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Board may provide, by inclusion of appropriate language in an Share Option Agreement, an amendment thereto or other agreement with the Optionee, that payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Share certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Share certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the Shares covered thereby, the individual exercising the Option shall be entitled to the issuance of a Share certificate or Share certificates evidencing his or her ownership of such Shares. Unless otherwise stated in the applicable Share Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him or her. Except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.



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                  12.      GRANT OF RESTRICTED SHARES

                           12.1.    RESTRICTED SHARE AWARDS.

                                    (a)     The Board may from time to time,
and subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant Restricted Share Awards under the Plan. Each Restricted Share Award shall be evidenced by a written instrument which shall state the number of Shares covered by the award and the terms and conditions which the Board shall have determined with respect to such award, including the number of Shares that the Holder shall be entitled to purchase, the price to be paid, and the time within which the Holder must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Board made the determination to grant the Restricted Share Award. Upon the acceptance of each Restricted Share Award, subject to Section 12.3, a certificate representing the Shares covered by the award shall be registered in the name of the Holder and shall be delivered to the Holder. The Holder shall generally have the rights and privileges of a stockholder of the Company with respect to such Shares, including the right to vote and to receive dividends, subject to the restrictions specified in paragraphs (b) and (c).

                                    (b)     The Board shall determine a period
of time ("Limitation Period") which shall apply to the Shares transferred to a Holder with respect to each Restricted Shares Award. Except as otherwise determined by the Board, during the Limitation Period applicable with respect to each Restricted Shares Award, the Holder may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares covered by such Restricted Shares Award. The Board in its discretion may prescribe conditions for the incremental lapse of the preceding restrictions during the Limitation Period, and for the lapse or termination of such restrictions upon the occurrence of certain events before the expiration of the Limitation Period. The Board in its discretion also may shorten or terminate the Limitation Period or waive any conditions for the lapse or termination of the restrictions with respect to all or any portion of the Shares covered by the Restricted Shares Award. The certificate representing the Shares distributed with respect to each Restricted Shares Award made under the Plan shall be affixed with a legend setting forth the restrictions applicable to the transfer of such Shares. The restrictions applicable to a Restricted Shares Award shall lapse and a certificate for the number of Shares with respect to which the restrictions have lapsed shall be delivered to the Holder free of all such restrictions upon the earliest of the following: (1) the expiration of the Limitation Period applicable to the Restricted Shares Award, (2) the occurrence of an event prescribed by the Board which results in the lapse of the restrictions, or (3) such other time as the Board may determine.

                                    (c)     The Shares covered by a Restricted
Share Award shall be subject to a repurchase option exercisable upon the voluntary or involuntary termination of the Holder's employment with the Company for any reason (including death or disability) during the Limitation Period. The purchase price for Shares repurchased pursuant to the Restricted Share Agreement shall be the original price paid by the Holder and may be paid by cancellation of any indebtedness of the Holder to the Company.

                           12.2.    RESTRICTED SHARE AGREEMENT

                           All Restricted Share Awards granted pursuant to the
Plan shall be evidenced by Restricted Share Agreements, to be executed by the Company and by the Holder, in such form or forms as the Board shall from time to time determine. Restricted Share Agreements covering Restricted Shares granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Restricted Share Agreements shall comply with all terms of the Plan.

                           12.3.    CERTIFICATES FOR RESTRICTED SHARES

                           The Board may require that the certificates
evidencing the grant of a Restricted Share Award hereunder be held in escrow until such restrictions have expired. The Board may also cause a legend to be placed on such certificates that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions to which the Shares are subject. Upon attainment of the specified objectives and requirements (or, to the extent specified in the grant (or the portion of such Shares earned by partial attainment of the objectives and requirements, as applicable) free of restrictions.

                  13.      TRANSFERABILITY OF SHARES AND OPTIONS

         13.1 General. Except as provided in Section 13.2, during the lifetime of an Optionee, only such Optionee or grantee (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Optionee or grantee) may exercise the Option. No Restricted Shares shall be assignable or transferable, other than by will or the laws of descent and distribution, before the satisfaction of applicable performance and service requirements with respect to such Shares, as set forth in the applicable Restricted Share Agreement.


         13.2 Family Transfers. The Board or Committee may, in its discretion, authorize all or a portion of the Options granted to an Optionee, or group of Optionees, to be on terms which permit transfer by such Optionee to a Family Member or an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Optionee), provided that (x) there may be no consideration for any such transfer, (y) the Stock Option Agreement pursuant to which such Options are granted must be approved by the Board or Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 13.2 or by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 11.7 hereof the term "Optionee" shall be deemed to refer the transferee. For purposes of this Section 13.2, the term "Family Member" means a person who is a child, stepchild, grandchild, parent, stepparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The events of termination of employment of
Section 11 hereof shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.

                  14.      USE OF PROCEEDS

                  The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options granted under the Plan shall constitute general funds of the Company.

                  15.      REQUIREMENTS OF LAW


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                  The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would constitute a violation by the Optionee, the Holder, the individual exercising the Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to the Option upon any securities exchange or under any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Option may not be exercised in whole or in part unless such listing registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, at the time of grant of Restricted Shares or when such Shares becomes vested or upon the exercise of any Option, unless a registration statement under such act is in effect with respect to the Shares covered by Option, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the holder of such Restricted Shares or Option, may acquire such Shares pursuant to an exemption from registration under such act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant thereto or pursuant to a grant of Restricted Shares to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable or that Shares may not be issued pursuant to a Restricted Share Award unless and until the Shares covered by such grant or Option are registered or are exempt from registration, the exercise of such Option or issuance of Shares pursuant to such grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                  16.      AMENDMENT AND TERMINATION OF THE PLAN

                  The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Incentive Awards have not been granted. The Company may retain the right in an Agreement to cause a forfeiture of the Shares or gain realized by a holder of an Incentive Award on account of the holder taking actions in "competition with the Company," as defined in the applicable Agreement. Furthermore, the Company may annul the grant of an Option, or Restricted Shares if the holder of such grant was an employee of the Company or a Subsidiary and is terminated "for cause," as defined in the applicable Agreement. Except as permitted under this Section 16 or Section 18 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the holder of the Incentive Award, alter or impair rights or obligations under any Incentive Award theretofore granted under the Plan.


                  17.      EXCHANGE ACT: RULE 16B-3

                           17.1.   GENERAL

                           The Plan is intended to comply with Rule 16b-3 ("Rule
16b-3") under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Board (constituted in accordance with Section 17.2 hereof) or the Board (acting pursuant to Section 17.3 hereof), be inoperative and void.

                           17.2.   STOCK OPTION COMMITTEE

                           The Committee appointed pursuant to Section 3.2
hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3.

                           17.3.   ADDITIONAL RESTRICTION ON TRANSFER OF SHARES

                           No director, officer or other "insider" of the
Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Shares (which such "insider" had received upon exercise of an Option or under a Restricted Share Award) during the six months immediately following the grant of such Option or Restricted Share Award.

                  18.      EFFECT OF CHANGES IN CAPITALIZATION

                           18.1.    CHANGES IN SHARES

                           If the number of outstanding Shares is increased or
decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of Shares, exchange of Shares, Share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, occurring after the closing of the initial public offering of Shares of the Company, the number and kinds of Shares for the issuance of which Restricted Share Awards may be granted and for the acquisition of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of Shares for which Restricted Share Awards or Options, are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Restricted Share Awards or Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to Shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per Share.

                           18.2. REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING ENTITY

                           Subject to Section 18.3 hereof, if the Company shall
be the surviving Entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in the applicable Restricted Share Agreement, any restrictions that were applicable to any previously granted Restricted Share Award shall apply as well to any replacement shares received by the Holder as a result of the reorganization, merger, or consolidation.

                           18.3. REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING ENTITY OR SALE OF ASSETS OR SHARES

                           Upon the dissolution or liquidation of the Company,
or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor Company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 11.2 above), immediately before the occurrence of such termination and during such period occurring before such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders but in no event less than 30 days before the occurrence of such termination. Unvested Restricted Share Awards shall be vested in the case of an event described in this Section 18.3.

                           18.4.    ADJUSTMENTS

                           Adjustments under this Section 18 related to Shares
or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                           18.5.    NO LIMITATIONS ON COMPANY

                           The grant of Shares and Incentive Awards pursuant to
the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.


                  19.      DISCLAIMER OF RIGHTS

                  No provision in the Plan or in any Incentive Award granted or Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company, any Subsidiary or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company, any Subsidiary or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company, a Subsidiary or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Agreement, no Incentive Award granted under the Plan shall be affected by any change of duties or position of the Optionee or Holder (including a transfer to or from the Company, a Subsidiary or an Affiliate), so long as such Optionee or Holder continued to be a director, officer, consultant, employee, or independent contractor (as the case may be) of the Company, a Subsidiary or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

                  20.      NONEXCLUSIVITY OF THE PLAN

                  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of restricted shares or share options otherwise than under the Plan.

                  21.      CAPTIONS

                  The use of captions in this Plan or any Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Agreement.

                  22.      WITHHOLDING TAXES

                           22.1.    WITHHOLDING

                           The Company shall have the right to deduct from
payments of any kind otherwise due to an Optionee any Federal, state, or local taxes of any kind required by law to be withheld with respect to any Shares issued upon the exercise of an Option under the Plan or with respect to the termination of the Limitation Period with respect to Restricted Share Awards under the Plan. At the time of exercise or termination of the Limitation Period, the Optionee or Holder shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Optionee or Holder may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold Shares otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Company Shares already owned by the Optionee or Holder. The Shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the Shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An Optionee or Holder who has made an election pursuant to this Section 24.1 may only satisfy his or her withholding obligation with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

                           22.2.    LIMITATIONS FOR REPORTING PERSON

                           Notwithstanding the foregoing, in the case of a
Reporting Person, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements under Rule 16b-3(e) or any successor rule under the Exchange Act.

                  23.      OTHER PROVISIONS

                  Each Incentive Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

                  24.      NUMBER AND GENDER

                  With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

                  25.      SEVERABILITY

                  If any provision of the Plan or any Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                  26.      GOVERNING LAW

                  The validity and construction of this Plan and the instruments evidencing the Incentive Awards granted hereunder shall be governed by the laws of the State of Maryland.